EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Craftmade International, Inc. and Subsidiaries
Coppell, Texas
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-50190) of Craftmade International, Inc. and Subsidiaries (“Craftmade”) of our report dated September 22, 2008 relating to the consolidated financial statements and the related financial statement schedule, which appear in this Form 10-K.
BDO Seidman, LLP
September 25, 2008
Dallas, Texas